EXHIBIT 99.1
                                                             ------------





   NEWELL RUBBERMAID                                         NEWS RELEASE
   ----------------------------------------------------------------------




            NEWELL RUBBERMAID REPORTS FIRST QUARTER 2004 RESULTS

                            Newell Rubbermaid Inc.
                            Atlanta, GA

                            Securities Listed NYSE
                            Common Stock (Symbol: NWL)

                            www.newellrubbermaid.com


             JESSE HERRON                  SUSAN MASTEN
             Vice President,               Director,
             Investor Relations            Public Relations
             10B Glenlake Parkway,         10B Glenlake Parkway,
             Suite 600                     Suite 600
             Atlanta, GA 30328             Atlanta, GA 30328
             Phone:  770-407-3994          Phone:  770-407-3817
             Fax:  770-407-3983            Fax:  770-407-3983


        * EARNINGS IN-LINE WITH EXPECTATIONS

        * DIVESTITURES REINFORCE FOCUS ON CORE PORTFOLIO

   ATLANTA, APRIL 29, 2004 - Newell Rubbermaid Inc. (NYSE: NWL) today announced its first quarter 2004 results in-line with expectations and previous guidance. The company has now substantially completed its previously announced plan to divest certain under-performing, non-strategic businesses in order to concentrate on leveraging brand strength and product innovation in its core portfolio of businesses. In the consolidated statements of operations, the results of these divested businesses are presented as discontinued operations for the quarters ended March 31, 2004 and 2003.

   FIRST QUARTER RESULTS
   ---------------------

   Net income from continuing operations in the quarter was $33.1 million or $0.12 per share in 2004, compared to net income from continuing operations of $39.9 million, or $0.15 per share in the first quarter of 2003. Net income from continuing operations, excluding charges in the first quarter 2004, was $51.5 million versus $73.6 million in the first quarter of 2003. Diluted earnings per share from continuing operations, calculated on the same basis, was $0.19 per share compared to $0.27 per share in the first quarter 2003. A reconciliation of the results "as reported" to results "excluding charges" is attached to this press release.

   "We are pleased to report we made significant progress this past quarter. Our 2004 priorities remain unchanged as we continue to work to recon-figure our portfolio, through divestitures and the exit of low-margin product lines and to complete our restructuring plan," said Joseph Galli, Newell Rubbermaid CEO. "During the quarter we completed the bulk of our divestiture plan and also exited approximately $60 million in sales of low-margin product lines. We are also on track to record the remaining charges related to our restructuring plan in the second quarter."

   While portfolio reconfiguration and restructuring will provide the foundation for the company's 2004 efforts, the company's focus on cost reductions through its implementation of Newell Operational Excellence (NWL OPEX) will provide a source for future profitability. Galli added, "NWL OPEX, our program for driving productivity throughout our manu-facturing network, is gaining traction. We are still in the early stages of harvesting the benefits of lean manufacturing, but our teams remain focused on consistent metrics while driving steady improvements. We delivered approximately 2.5% productivity savings during the quarter and we believe we are capable of much more going forward."

   Free cash flow was a use of $101.0 million in the first quarter, compared to a use of $110.4 million in the first quarter of 2003.
   The company defines free cash flow as cash generated from operations, net of capital expenditures and dividends. A reconciliation of free cash flow to net cash from operating activities is attached to this release.

   Net sales in the first quarter of 2004 were $1.5 billion, compared to $1.6 billion in the first quarter of 2003, a decrease of 1.1%.
   Foreign currency translation was a benefit to sales of 3.6% during the quarter, primarily offset by pricing declines of 0.8% and the planned exit of certain low-margin product lines of 3.8%.

   Internal sales, which exclude the impact of material acquisitions and divestitures, declined 0.4% in the first quarter 2004. This was driven primarily by the planned exit of certain low-margin product lines, particularly at Rubbermaid Home Products, and sales softness at Graco which were partially offset by strong performance in IRWIN Industrial Tools North America.

   Gross margins decreased to 26.7% from 27.8% in the first quarter of 2004, due primarily to unfavorable pricing and higher raw materials cost, offset partially by productivity. Excluding charges, gross margins declined to 27.0% from 28.0%.

   As part of its previously announced restructuring plan, the company recorded a first quarter pre-tax restructuring charge of $22.8 million primarily related to severance and facility exit costs in connection with the company's streamlining and productivity initiatives and other pre-tax charges of $4.1 million primarily related to product line exits. The company also recorded a net loss of $108.0 million related to the divestitures of non-core businesses, shown as discontinued operations.




   OUTLOOK
   -------

   For 2004, the company continues to expect internal sales to decline 1% - 3% and diluted earnings per share from continuing operations to be in the range of $1.36 to $1.46. This range excludes restructuring charges of $43 - $63 million ($0.11 - $0.16 per share) and other charges of $10 - $20 million ($0.03 - $0.05 per share) primarily related to product line exits. Diluted earnings per share from discontinued operations is expected to be a net loss $108 - $113 million ($0.39 - $0.40 per share) related to divestitures of non-core businesses.

   For the second quarter 2004, the company expects internal sales to decline 1% - 3% and diluted earnings per share from continuing opera-tions to be $0.34 - $0.38. This range excludes restructuring charges of $20 - $40 million ($0.05 - $0.10 per share) and other charges of $6 - $11 million ($0.02 - $0.03 per share) primarily related to product line exits and charges of $0 - 5 million ($0.00 - $0.01 per share) for potential losses related to divestitures of non-core businesses.

   A RECONCILIATION OF THE 2004 EARNINGS OUTLOOK IS AS FOLLOWS:


                                          2nd QUARTER         FULL YEAR
                                         -------------       -------------

   Diluted earnings per share
     (as reported):                      $0.23 - $0.27       $ .79 - $ .89

   Reconciling items:
     Discontinued operations             $0.00 - $0.01       $0.39 - $0.40
     Restucturing charges                $0.05 - $0.10       $0.11 - $0.16
     Other charges--product line exits   $0.02 - $0.03       $0.03 - $0.05
                                         -------------       -------------
   Diluted earnings per share
     (excluding charges):                $0.34 - $0.38       $1.36 - $1.46
                                         =============       =============

   The company continues to expect free cash flow for the full year to be $225 to $275 million, calculated as follows: cash flow from operations (estimated to be $695-$745 million), less capital expenditures
   (estimated to be approximately $240 million), less expected dividends of approximately $230 million.







   CONFERENCE CALL
   ---------------

   The company's first quarter 2004 earnings conference call is scheduled for today, April 29 at 9:30 a.m. ET. To participate on the call, please RSVP domestically at (800) 240-1339 or internationally at (706) 645-6914. A dial-in number will be provided at that time. To listen to the web cast, use the link provided under Investor Relations on Newell Rubbermaid's corporate home page at www.newellrubbermaid.com.

   A replay will be available approximately two hours after the call concludes through May 29, 2004, and may be accessed domestically at
   (800) 642-1687 or internationally at (706) 645-9291. Conference call identification number 6424122 is required to access the replay.

   ANALYST DAY
   -----------

   The company will host its Analyst Day May 6, 2004, at the Equitable Center, located at 787 Seventh Ave., New York, N.Y. Those interested in attending should contact Newell Rubbermaid's Investor Relations Department at (770) 407-3994 or via email at investor.relations@newellco.com to obtain registration instructions. The event will also be web cast and the link will be located on the investor relations portion of the company's website at www.newellrubbermaid.com.

   CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
   ---------------------------------------------

   The statements in this press release that are not historical in nature constitute forward-looking statements. These forward-looking state-ments relate to information or assumptions about internal sales, income/(loss), earnings per share, capital expenditures, cash flow, dividends, restructuring and other charges, potential losses on divestiture, costs and cost savings, and management's plans, projec-tions and objectives for future operations and performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, our dependence on the strength of retail economies in various parts of the world; competition with numerous other manufacturers and distri-butors of consumer products; major retailers' strong bargaining power; our ability to develop innovative new products and to develop, maintain and strengthen our end-user brands; our ability to improve productivity and streamline operations our ability to integrate previously acquired businesses; the risks inherent in our foreign operations; and those factors listed in the company's 2003 Form 10-K, including Exhibit 99.1 thereto, filed with the Securities and Exchange Commission.







   NON-GAAP FINANCIAL
   ------------------

   This release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Included in this release is a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.

   ABOUT THE COMPANY
   -----------------

   Newell Rubbermaid Inc. is a global marketer of consumer and commercial products with 2003 sales of over $7 billion and a powerful brand family including Sharpie{R}, Paper Mate{R}, Parker{R}, Waterman{R}, Rubbermaid{R}, Calphalon{R}, Little Tikes{R}, Graco{R}, Levolor{R}, BernzOmatic{R}, VISE-GRIP{R}, IRWIN{R} and LENOX{R}. The company is headquartered in Atlanta, Ga., and employs approximately 40,000 employees worldwide.

   This press release and additional financial information about the company's 2004 first quarter results are available on the company's web site at www.newellrubbermaid.com.




                                                   Newell Rubbermaid Inc.
                                      CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                                             (in millions, except per share data)

                             RECONCILIATION OF RESULTS "AS REPORTED" TO RESULTS "EXCLUDING CHARGES"



                                                                      Three Months Ended March 31,
                                        -------------------------------------------------------------------------------------
                                                        2004                                    2003
                                        ----------------------------------     ----------------------------------
                                                                    Excl.                                  Excl.
                                        As Reported   Charges(1)   Charges     As Reported   Charges(2)   Charges    % Change
                                        -----------   ----------   -------     -----------   ----------   -------    --------

Net sales                                 $1,541.0                $1,541.0      $1,557.9                 $1,557.9     (1.1)%
Cost of products sold                      1,129.5      (3.9)      1,125.6       1,125.2       (4.1)      1,121.1
                                          --------     -----      --------      --------      -----      --------
   GROSS MARGIN                              411.5       3.9         415.4         432.7        4.1         436.8     (4.9)%
       % of sales                            26.7%                   27.0%         27.8%                    28.0%

Selling, general &
  administrative expense                     313.8      (0.2)        313.6         292.0       (0.3)        291.7      7.5%
       % of sales                            20.4%                   20.4%         18.7%                    18.7%

Restructuring costs                           22.8     (22.8)           -           24.4      (24.4)           -
                                          --------     ------     --------      --------      -----      --------

   OPERATING INCOME                           74.9      26.9         101.8         116.3       28.8         145.1    (29.8)%
       % of sales                             4.9%                    6.6%          7.5%                     9.3%

Nonoperating expenses:
   Interest expense                           32.5        -           32.5          38.6                     38.6
   Interest income                            (1.6)       -           (1.6)         (1.6)                    (1.6)
   Other                                      (4.3)       -           (4.3)         20.3      (21.1)         (0.8)
                                          --------     -----      --------      --------      -----      --------
                                              26.6        -           26.6          57.3      (21.1)         36.2    (26.5)%
                                          --------     ------     --------      --------      -----      --------

   INCOME BEFORE INCOME TAXES                 48.3      26.9          75.2          59.0       49.9         108.9     30.9)%
       % of sales                             3.1%                    4.9%          3.8%                     7.0%

Income taxes                                  15.2       8.5          23.7          19.1       16.2          35.3    (32.9)%
       Effective rate                        31.5%                   31.5%         32.4%                    32.4%
                                          --------     -----      --------      --------      -----      --------

   INCOME FROM CONTINUING OPERATIONS          33.1      18.4          51.5          39.9       33.7          73.6    (30.0)%
       % of sales                             2.1%                    3.3%          2.6%                     4.7%
                                          --------     -----      --------      --------      -----      --------

Discontinued operations, net of tax
   Net loss                                 (108.0)    108.0            -          (23.9)      23.9            -
                                          --------     -----      --------      --------      -----      --------

   NET (LOSS)/INCOME                      $  (74.9)   $126.4      $   51.5      $   16.0     $ 57.6      $   73.6    (30.0)%
                                          ========    ======      ========      ========      =====      ========    ======
       % of sales                           (4.9)%                    3.3%          1.0%                     4.7%


EARNINGS PER SHARE FROM
 CONTINUING OPERATIONS:
   Basic                                  $   0.12    $ 0.07      $   0.19      $   0.15     $  0.12     $   0.27
   Diluted                                $   0.12    $ 0.07      $   0.19      $   0.15     $  0.12     $   0.27

EARNINGS (LOSS) PER SHARE FROM
 DISCONTINUED OPERATIONS:
   Basic                                  $  (0.39)   $ 0.39      $    -        $  (0.09)    $  0.09     $    -
   Diluted                                $  (0.39)   $ 0.39      $    -        $  (0.09)    $  0.09     $    -

 EARNINGS (LOSS) PER SHARE:
   Basic                                  $  (0.27)   $ 0.46      $   0.19      $   0.06     $  0.21     $   0.27
   Diluted                                $  (0.27)   $ 0.46      $   0.19      $   0.06     $  0.21     $   0.27

Average shares outstanding:
   Basic                                     274.4     274.4         274.4         273.6       273.6        273.6
   Diluted                                   274.5     274.5         274.5         274.0       274.0        274.0



(1)  Charges excluded from "as reported" results for 2004 are restructuring or divestiture related charges.
     These charges consist of $3.9 million in restructuring related costs associated with product line exits
     (shown in costs of products sold), $0.2 million of restructuring costs related to relocation of property and equipment (shown in selling, general and administrative expenses), $22.8 million of restructuring costs related to exiting certain facilities (shown in restructuring costs) and a $108.0 million net loss related to discontinued operations.

(2)  Charges excluded from "as reported" results for 2003 are restructuring or divestiture related charges.  These charges consist of $4.1 million in restructuring costs related to product line exits (shown in costs of products sold), $0.3 million of restructuring costs related to relocation of property and equipment (shown in selling, general and adminstrative expenses), $24.4 million of restructuring costs related to exiting certain facilities
     (shown in restructuring costs), $21.1 million loss on the sale of the Cosmolab division (shown in other nonoperating expense) and a $23.9 million net loss related to discontinued operations.






                                        Newell Rubbermaid Inc.
                                CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                                           (in millions)


     Assets:                                                               March 31,       December 31,
                                                                             2004              2003
                                                                           ---------       ------------
     Cash and cash equivalents                                             $   51.9          $  144.4
     Accounts receivable, net                                               1,253.2           1,410.1
     Inventories, net                                                         991.7             886.8
     Deferred income taxes                                                    153.7             152.7
     Prepaid expenses and other                                               191.4             183.4
     Current assets of discontinued operations                                175.2             222.8
                                                                            -------          --------
          Total Current Assets                                              2,817.1           3,000.2

     Other assets                                                             219.3             196.3
     Property, Plant and Equipment, net                                     1,558.3           1,625.7
     Goodwill, net                                                          1,991.1           1,989.0
     Deferred income taxes                                                     56.7              68.1
     Other intangibles, net                                                   445.8             450.6
     Other assets of discontinued operations                                  121.1             150.8
                                                                           --------          --------
          Total Assets                                                     $7,209.4          $7,480.7
                                                                           ========          ========

     Liabilities and Stockholders' Equity:
     Notes payable                                                         $   12.7          $   21.9
     Accounts payable                                                         663.5             701.6
     Accrued compensation                                                      84.8             123.5
     Other accrued liabilities                                                891.8             961.5
     Income taxes                                                              85.1              80.8
     Current portion of long-term debt                                         14.1              13.5
     Current liabilities of discontinued operations                            97.5             119.2
                                                                            -------          --------
          Total Current Liabilities                                         1,849.5           2,022.0

     Long-term debt                                                         2,871.3           2,868.6
     Other noncurrent liabilities                                             574.9             570.6
     Other noncurrent liabilities of discontinued operations                  -                   1.5
     Minority interest                                                          1.9               1.7

     Stockholders' Equity                                                   1,911.8           2,016.3
                                                                            -------          --------
          Total Liabilities and Stockholders' Equity                       $7,209.4          $7,480.7
                                                                            =======          ========







                                          Newell Rubbermaid Inc.
                             CONSOLIDATED STATEMENTS OF CASH FLOW (UNAUDITED)
                                              (in millions)


                                                                       For the Three Months Ended March 31,
                                                                              2004              2003
                                                                           ---------         ---------
     Operating Activities:
     Net (loss)/income                                                     $  (74.9)         $   16.0
     Adjustments to reconcile net (loss)/income to net cash
          provided by operating activities:
          Depreciation and amortization                                        64.5              59.5
          Non-cash restructuring charges                                        8.9              44.6
          Deferred taxes                                                        7.3             (10.6)
          (Gain)/loss on sale of assets/business                               (4.1)             21.2
          Loss on discontinued businesses                                     104.6                -
          Other                                                                 2.2              17.0
     Changes in current accounts, excluding
          the effects of acquisitions:
          Accounts receivable                                                 152.9             123.4
          Inventories                                                        (107.9)            (45.1)
          Other current assets                                                 (4.8)              5.3
          Accounts payable                                                    (36.1)             44.3
          Discontinued operations                                              (8.6)            (54.7)
          Accrued liabilities and other                                      (110.7)           (180.4)
                                                                           --------          --------
     Net cash (used in)/provided by operating activities                   $   (6.7)         $   40.5

     Investing Activities:
     Acquisitions, net                                                     $     -           $ (452.3)
     Expenditures for property, plant and equipment                           (36.6)            (93.2)
     Sales of business/ non-current assets and other                           16.5               7.5
                                                                           --------          --------
     Net cash used in investing activities                                 $  (20.1)         $ (538.0)

     Financing Activities:
     Proceeds from issuance of debt                                        $    9.7          $  619.3
     Proceeds from issuance of stock                                             -              200.1
     Payments on notes payable and long-term debt                             (17.7)           (312.0)
     Cash dividends                                                           (57.7)            (57.7)
     Proceeds from exercised stock options and other                            0.9               2.0
                                                                           --------          --------
     Net cash (used in)/provided by financing activities                   $  (64.8)         $  451.7

     Exchange rate effect on cash                                          $   (0.9)         $    0.9
     Decrease in cash and cash equivalents                                    (92.5)            (44.9)
     Cash and cash equivalents at beginning of year                           144.4              55.1
                                                                           --------          --------
     Cash and cash equivalents at end of period                            $   51.9          $   10.2
                                                                           ========          ========








                                                      Newell Rubbermaid Inc.
                                                CALCULATION OF FREE CASH FLOW (1)



                                                                     For the Three Months Ended March 31,
     Free Cash Flow (in millions):                                         2004                2003
                                                                        ---------            ---------

     Net cash (used in)/provided by Operating Activities                $   (6.7)            $   40.5
     Expenditures for Property, Plant & Equipment                          (36.6)               (93.2)
     Cash Dividends                                                        (57.7)               (57.7)
                                                                        --------             --------

          Free Cash Flow                                                $ (101.0)            $ (110.4)



     (1)  Free cash flow is defined as cash flows provided by operating activities less cash expenditures for property, plant and equipment and cash dividends.





                                             NEWELL RUBBMAID INC. FINANCIAL WORKSHEET


                                                                                     2004
                                                   ---------------------------------------------------------------------------
                                                                       Excluding Charges Reconciliation (1)
                                                                    ------------------------------------------
                                                                    Reported       Excluded         Ex Charges       Operating
                                                   Net Sales           OI           Charges             OI             Margin
                                                   ---------        --------       --------         ----------       ---------
     Q1:
     Cleaning & Organization                       $   447.4        $  12.2         $  3.5           $  15.7            3.5%
     Office Products                                   332.8           31.8             -               31.8            9.6%
     Tools & Hardware                                  274.3           43.0             -               43.0           15.7%
     Home Fashions                                     226.8            3.9            0.6               4.5            2.0%
     Other                                             259.7           14.2             -               14.2            5.5%

     Restructuring Costs                                              (22.8)          22.8                -
     Corporate                                                         (7.4)            -               (7.4)
                                                   ---------        -------         ------           -------
          Total                                    $ 1,541.0        $  74.9         $ 26.9           $ 101.8            6.6%
                                                   =========        =======         ======           =======
     Core businesses                                 1,541.0           74.9           26.9             101.8            6.6%
     Acquisitions / Divestitures                         -              -               -                 -
                                                   ---------        -------         ------           -------
          Total                                    $ 1,541.0          $74.9         $ 26.9           $ 101.8            6.6%
                                                   =========        =======         ======           =======




                                                                                     2003
                                                   ---------------------------------------------------------------------------
                                                                       Excluding Charges Reconciliation (1)
                                                                    ------------------------------------------
                                                                    Reported       Excluded         Ex Charges       Operating
                                                   Net Sales           OI           Charges             OI             Margin
                                                   ---------        --------       --------         ----------       ---------
     Q1:
     Cleaning & Organization                       $   477.5        $  40.0         $  0.3           $  40.3            8.4%
     Office Products                                   322.3           47.1            0.9              48.0           14.9%
     Tools & Hardware                                  265.6           35.4            1.5              36.9           13.9%
     Home Fashions                                     219.6            4.7            1.3               6.0            2.7%
     Other                                             272.9           20.7            0.4              21.1            7.7%

     Restructuring Costs                                              (24.4)          24.4                -
     Corporate                                                         (7.2)           -                (7.2)
                                                   ---------        -------         ------           -------
          Total                                    $ 1,557.9        $ 116.3         $ 28.8           $ 145.1            9.3%
                                                   =========        =======         ======           =======
     Core businesses                                 1,547.9          117.9         $ 28.8           $ 146.7            9.5%
     Acquisitions / Divestitures                        10.0           (1.6)           -                (1.6)
                                                   ---------        -------         ------           -------
          Total                                    $ 1,557.9        $ 116.3         $ 28.8           $ 145.1            9.3%
                                                   =========        =======         ======           =======








                                                                    Year-over-Year Changes
                                                   -----------------------------------------------------------
                                                           Net Sales                     Operating Income
                                                   -------------------------       ---------------------------
                                                       $                %              $               OI
                                                   ---------        --------       --------         ----------
     Q1:
     Cleaning & Organization                       $   (30.1)          (6.3)%       $(24.6)            (61.0)%
     Office Products                                    10.5            3.3%        $(16.2)            (33.8)%
     Tools & Hardware                                    8.7            3.3%        $  6.1              16.5%
     Home Fashions                                       7.2            3.3%        $ (1.5)            (25.0)%
     Other                                             (13.2)          (4.8)%       $ (6.9)            (32.7)%

     Restructuring Costs                                                            $   -
     Corporate                                                                      $ (0.2)              2.8%
                                                   ---------        -------         ------           -------
          Total                                    $   (16.9)          (1.1)%       $(43.3)            (29.8)%
                                                   =========        =======         ======           =======


     Core businesses                                    (6.9)          (0.4)%         (44.9)           (30.6)%
     Acquisitions / Divestitures                       (10.0)        (100.0)%           1.6           (100.0)%
                                                   ---------        -------         ------           -------
          Total                                      $ (16.9)          (1.1)%       $ (43.3)           (29.8)%
                                                   =========        =======         ======           =======









     NEWELL RUBBERMAID
     SALES AND OPERATING INCOME
     THREE MONTHS ENDED MARCH 31, 2004



     CURRENCY ANALYSIS



                                                                                            YEAR-OVER-YEAR INCREASE
              BY SEGMEMT                              2004                        2003             (DECREASE)
              ----------            --------------------------------------     ---------    -----------------------
                                     SALES AS       CURRENCY      ADJUSTED      SALES AS    EXCLUDING    INCLUDING    CURRENCY
                                     REPORTED        IMPACT        SALES        REPORTED     CURRENCY     CURRENCY     IMPACT
                                     --------       --------      --------      --------    ---------    ---------
     Cleaning & Organization        $   447.4       $ (15.6)     $   431.8     $   477.5      (9.6)%      (6.3)%        3.3%
     Office Products                    332.8         (12.6)         320.2         322.3      (0.7)%       3.3%         3.9%
     Tools & Hardware                   274.3          (8.5)         265.8         265.6       0.1%        3.3%         3.2%
     Home Fashions                      226.8         (15.2)         211.6         219.6      (3.6)%       3.3%         6.9%
     Other                              259.7          (4.8)         254.9         272.9      (6.6)%      (4.8)%        1.8%
                                    ---------       -------      ---------     ---------

          Total Company             $ 1,541.0       $ (56.7)     $ 1,484.3     $ 1,557.9      (4.7)%      (1.1)%        3.6%
                                    =========       =======      =========     =========

             BY GEOGRAPHY


     United States                  $ 1,040.0       $    -       $ 1,040.0     $ 1,083.6      (4.0)%      (4.0)%        0.0%
     Canada                              74.0          (9.0)          65.0          69.8      (6.9)%       6.0%        12.9%
                                    ---------       -------      ---------     ---------
          North America               1,114.0          (9.0)       1,105.0       1,153.4      (4.2)%      (3.4)%        0.8%

     Europe                             348.0         (42.4)         305.6         330.9      (7.6)%       5.2%        12.8%
     Central & South America             42.2          (0.8)          41.4          41.5      (0.2)%       1.7%         1.9%
     All Other                           36.8          (4.5)          32.3          32.1       0.6%       14.6%        14.0%
                                    ---------       -------      ---------     ---------

          Total Company             $ 1,541.0       $ (56.7)     $ 1,484.3     $ 1,557.9      (4.7)%      (1.1)%        3.6%
                                    =========       =======      =========     =========

